Exhibit 32.1

Certification of

Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Lawrence V. Bruno, Chief Executive Officer of Core Laboratories Inc. (the “Company”), hereby certify that the accompanying report on Form 10-Q for the quarter ended September 30, 2026, filed by the Company with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, (the “Report”).

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 29, 2026	/s/ Lawrence V. Bruno
		Name:	Lawrence V. Bruno
		Title:	Chief Executive Officer